CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Exeter Fund, Inc.:

We hereby consent to the following with respect to Post-effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 2-92633) under the Securities Act of 1933, as amended, of Exeter Fund, Inc.:

1. The incorporation by reference of our report dated December 3, 1999 accompanying the financial statements and financial highlights of the Blended Asset Series I, Blended Asset Series II, Defensive Series, Maximum Horizon Series, Tax Managed Series, Flexible Yield Series I, Flexible Yield Series II, and Flexible Yield Series III (eight series of Exeter Fund, Inc.) as of October 31, 1999 into the Statement of Additional Information.

2. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

3. The reference to our firm under the headings "Financial Statements" and "Custodian and Independent Accountants" in the Statement of Additional Information.

Boston, Massachusetts               /s/PricewaterhouseCoopers LLP
February 25, 2000